Exhibit 99.1

Regis Corporation Announces Leadership Transition

Matthew Doctor Steps Down as CEO Following Transformative Tenure

Long-Time EVP Jim Lain Named Interim CEO

Same-Store Sales for Supercuts and Regis Consolidated Up 3.0% and 1.3%, respectively, for First Two Months of Fourth Quarter

MINNEAPOLIS, June 23, 2025 - Regis Corporation (NasdaqGM: RGS), a leader in the haircare industry, today announced that Matthew Doctor has made the decision to step down from his roles as President, Chief Executive Officer and Director of the company effective June 30, 2025. The Board of Directors has appointed Jim Lain, current EVP Brand Operations – Supercuts and Cost Cutters, to serve as interim President and CEO while the company conducts a comprehensive search for a permanent successor.

“On behalf of the Board and everyone at Regis, I want to express our deepest gratitude to Matt for his leadership and steadfast dedication to the success of Regis,” said Mike Merriman, Chairman of the Board. “Matt initially joined the company in a strategic role and quickly proved to be a transformative leader. He has been instrumental in shaping the company’s direction, stabilizing operations, restoring profitability and strengthening our financial position. Thanks to Matt’s leadership, the company is on solid financial footing and well-positioned for long-term growth. We are appreciative of his work and wish him continued success in his future endeavors. The Board looks forward to working with Jim and the executive team during this transition as we identify the next leader for this stage of the company’s transformation.”

“It has been an honor and a privilege to lead Regis and work alongside such an exceptional and dedicated team,” said Matthew Doctor. “After thoughtful consideration, I made the decision that now is the right time for me to explore other opportunities upon delivering another year of results and progress. Over the past four and half years that I have been at Regis, we have navigated meaningful change and established a strong foundation for reigniting growth. I am incredibly proud of everything we have accomplished, from improving operational efficiencies and completing a complex refinancing, to acquiring the portfolio of Alline salons. Our recent performance reflects both the strength of our strategy and the commitment of our teams. With the business on solid footing and momentum continuing to build, I believe this is a natural time to pass the baton to the next leader to drive further growth with the incredibly dedicated, passionate Regis team and franchisees.

“As I step down, I reflect on where we are - Regis is built on a strong, interconnected foundation that ensures continuity and progress. The outlook, priorities, and initiatives we outlined in our last earnings call remain firmly in place, supported by a collaborative effort across our leadership team, management, Board of Directors, and our retained consultancy at Forum3, who have been invaluable partners since January. Forum3 is led by Adam Brotman, who is one of the world’s leading customer loyalty and engagement experts with over 25 years of experience leading major tech and consumer brands, including his role as Starbucks’ inaugural Chief Digital Officer and EVP of Global Retail Operations. The progress we have made has always been the result of a team effort—one that includes the dedication of our employees and the support of our external partners. Our strategy is clear and focused: optimizing and growing the company-owned salon portfolio and advancing the transformation of the Supercuts brand. With this foundation in place, Regis is well-positioned to thrive, adapt, and create long-term value for all stakeholders. I am excited to watch the company continue to grow and succeed in the years ahead.”

Succession Planning and Interim Leadership

The Board has formed a Succession Planning Committee led by director Susan Lintonsmith and has engaged a leading executive search firm to help identify the next CEO, which will include both internal and external candidates. In the interim, Jim Lain, current EVP Brand Operations – Supercuts and Cost Cutters, will work closely with the executive team and Board to ensure a seamless transition and continued execution of the company’s strategic priorities. To ensure a smooth transition, Matt Doctor will be staying on in a support role until September 1, 2025.

Mr. Lain joined Regis in 2013, bringing with him more than 30 years of operations leadership experience. Since then, he has spearheaded initiatives that drove operational excellence and enhanced the performance of iconic brands including Supercuts, SmartStyle, Cost Cutters, First Choice Haircutters, Roosters and other legacy names within the Regis portfolio. Prior to Regis, Jim made significant contributions at Gap Inc., where he served as Vice President of Operations for Gap Specialty Stores in the U.S. and Canada. In this role, he was responsible for steering a $2.5 billion business across 750 stores, enhancing operational efficiency and driving growth in a highly competitive market. Prior to his experience with Gap, Jim was Vice President of Operations at Galyan’s Trading Company Inc. / Dick’s Sporting Goods and held several field management positions at Target Stores Inc.

Preliminary Quarter-to-Date Same Store Sales Results for Fourth Quarter

The company reports positive preliminary quarter-to-date same-store sales growth of 3.0% for Supercuts and 1.3% on a consolidated basis for the first two months of the fourth quarter of fiscal 2025 as compared with the same periods last year. Month-to-date same-store-sales through June 15, 2025 for Supercuts and Regis Consolidated are also positive as compared with the same period last year. Quarter-to-date operating expenses have remained consistent with the third quarter of fiscal 2025.

About Regis Corporation

Regis Corporation (NasdaqGM:RGS) is a leader in the haircare industry. As of March 31, 2025, the Company franchised or owned 4,087 locations. Regis’ franchised and corporate locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters®, and First Choice Haircutters®. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Relations section of the corporate website at www.regiscorp.com.

Preliminary Unaudited Results

This press release includes preliminary, unaudited same-store-sales and expense trends for the quarter-to-date of the fourth quarter of fiscal 2025, which represent the most current information available to Company management. The Company’s actual results may differ from these preliminary financial results, including due to the completion of its financial closing procedures and final adjustments.

REGIS CORPORATION:

Kersten Zupfer

investorrelations@regiscorp.com

HAYDEN IR:

James Carbonara

James@haydenir.com

(646) 755-7412

Brett Maas

brett@haydenir.com

(646) 536-7331

This press release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “will,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include a potential material adverse impact on our business and results of operations as a result of changes in consumer shopping trends and changes in manufacturer distribution channels; laws and regulations could require us to modify current business practices and incur increased costs including increases in minimum wages; changes in general economic environment; changes in consumer tastes, hair product innovation, fashion trends and consumer spending patterns; compliance with Nasdaq listing requirements; our ability to realize the anticipated benefits of the Alline Acquisition; reliance on franchise royalties and overall success of our franchisees’ salons; our salons’ dependence on a third-party supplier agreement for merchandise; our and our franchisees’ ability to attract, train and retain talented stylists and salon leaders; the success of our franchisees, which operate independently; data security and privacy compliance and our ability to manage cyber threats and protect the security of potentially sensitive information about our guests, franchisees, employees, vendors or Company information; the ability of the Company to maintain a satisfactory relationship with Walmart; marketing efforts to drive traffic to our franchisees’ salons; our ability to maintain and enhance the value of our brands; reliance on legacy information technology systems; reliance on external vendors; the use of social media; the effectiveness of our enterprise risk management program; our ability to minimize risks associated with owning and operating additional salons; ability to generate sufficient cash flow to satisfy our debt service obligations; compliance with covenants in our financing arrangement; premature termination of agreements with our franchisees; the continued ability of the Company to implement cost reduction initiatives and achieve expected cost savings; continued ability to compete in our business markets; potential liabilities related to the employee retention credit received by Alline; changes in trade policies, treaties, tariffs and customs duties and taxes; reliance on our management team and other key personnel; the continued ability to maintain an effective system of internal control over financial reporting; changes in tax exposure; the ability of our Tax Preservation Plan to protect the future availability of the Company’s tax assets; potential litigation and other legal or regulatory proceedings; reliance on our management team and other key employees, including successfully recruiting a new chief executive officer as well as retaining our employees during this process, or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth under Item 1A on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.